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                                                                    EXHIBIT 99.2

                     COMMUNICATIONS & POWER INDUSTRIES, INC.

                                OFFER TO EXCHANGE
                        ALL OUTSTANDING PRIVATELY PLACED
                      8% SENIOR SUBORDINATED NOTES DUE 2012
                           FOR AN EQUAL AMOUNT OF ITS
                      8% SENIOR SUBORDINATED NOTES DUE 2012
                        WHICH HAVE BEEN REGISTERED UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED

                                                                __________, 2004

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

                  As described in the enclosed Prospectus, dated ________, 2004 (as the same may be amended from time to time, the "Prospectus"), and a form of Letter of Transmittal (the "Letter of Transmittal"), Communications & Power Industries, Inc. (the "Issuer"), CPI Holdco, Inc. and certain subsidiaries of the Issuer (together with CPI Holdco, Inc., the "Guarantors") are offering (the "Exchange Offer") to exchange $1,000 principal amount of the Issuer's 8% Senior Subordinated Notes due 2012 that have been registered under the Securities Act of 1933, as amended, guaranteed by the Guarantors (collectively, the "Exchange Notes"), for each $1,000 principal amount of outstanding 8% Senior Subordinated Notes due 2012, guaranteed by the Guarantors (collectively, the "Outstanding Notes"). The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof, upon the terms and subject to the conditions of the enclosed Prospectus and the enclosed Letter of Transmittal. The Outstanding Notes are unconditionally guaranteed (the "Old Guarantees") by the Guarantors, and the Exchange Notes will be unconditionally guaranteed (the "New Guarantees") by the Guarantors. Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, the Guarantors offer to issue the New Guarantees with respect to all Exchange Notes issued in the Exchange Offer in exchange for the Old Guarantees of the Outstanding Notes for which such Exchange Notes are issued in the Exchange Offer. Throughout this letter, unless the context otherwise requires and whether so expressed or not, references to the "Exchange Offer" include the Guarantors' offer to exchange the New Guarantees for the Old Guarantees, references to the "Exchange Notes" include the related New Guarantees and references to the "Outstanding Notes" include the related Old Guarantees. The Issuer will accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

                  WE URGE YOU TO PROMPTLY CONTACT YOUR CLIENTS FOR WHOM YOU HOLD OUTSTANDING NOTES REGISTERED IN YOUR NAME OR IN

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THE NAME OF YOUR NOMINEE OR WHO HOLD OUTSTANDING NOTES REGISTERED IN THEIR OWN
NAMES. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON __________, 2004 UNLESS THE ISSUER EXTENDS THE EXCHANGE OFFER (THE "EXPIRATION DATE").

                  The Issuer will not pay any fees or commissions to you for soliciting tenders of Outstanding Notes pursuant to the Exchange Offer. You will, however, upon request, be reimbursed by the Issuer for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Issuer will pay all transfer taxes, if any, applicable to the tender of Outstanding Notes to it or its order, except as otherwise provided in the Prospectus and the Letter of Transmittal.

Enclosed are copies of the following documents:

         1. A form of letter which you may send, as a cover letter to accompany the Prospectus and related materials, to your clients for whose accounts you hold Outstanding Notes registered in your name or the name of your nominee, with space provided for obtaining the client's instructions regarding the Exchange Offer.

         2.       The Prospectus.

         3. The Letter of Transmittal for your use in connection with the tender of Outstanding Notes and for the information of your clients, including a Substitute Form W-9 and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (providing information relating to U.S. federal income tax backup withholding).

         4.       A form of Notice of Guaranteed Delivery.

                  Your prompt action is requested. Tendered Outstanding Notes may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to ___ p.m. on the Expiration Date.

                  To participate in the Exchange Offer, certificates for Outstanding Notes, together with a duly executed and properly completed Letter of Transmittal or facsimile thereof, or a timely confirmation of a book-entry transfer of such Outstanding Notes into the account of BNY Western Trust Company, the Exchange Agent, at the Depository Trust Company, with any required signature guarantees, and any other required documents, must be received by the Exchange Agent by the Expiration Date as indicated in the Prospectus and the Letter of Transmittal.

                  If holders of the Outstanding Notes wish to tender, but it is impracticable for them to forward their Outstanding Notes prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus and in the Letter of Transmittal.

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                  Additional copies of the enclosed material may be obtained from the Exchange Agent at its address or telephone number set forth on the first page of the Letter of Transmittal.

                                       Very truly yours,

                                       Communications & Power Industries, Inc.

                             ----------------------

                  NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE ISSUER OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS EXPRESSLY CONTAINED THEREIN.